Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary proxy statement
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FOCUS Enhancements, Inc.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

                            FOCUS Enhancements, Inc.
                            ------------------------
                   (Name of Person(s) Filing Proxy Statement)


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(1)      Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------

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                                -----------------------------------------
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                                                     --------------------
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                      ---------------------------------------------------
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                    -----------------------------------------------------






                            FOCUS ENHANCEMENTS, INC.
                             800 WEST CUMMINGS PARK
                                WOBURN, MA 01801
                                 (617) 938-8088

                           --------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------




TO THE STOCKHOLDERS:

         An Annual Meeting of Stockholders of FOCUS Enhancements, Inc., a Delaware corporation, will be held on Monday, July 15, 1996, at 9:00 a.m., at the Crowne Plaza Hotel, Woburn, Massachusetts, for the following purposes:

         1.       To elect two Class I directors to serve for a three-year term.

         2. To approve, consider and act upon a proposal to approve the adoption of the 1995 Non- Employee Director Stock Option Plan.

         3. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as independent auditors for the fiscal year ending December 31, 1996.

         4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Stockholders entitled to notice of and to vote at the Meeting shall be determined as of June 10, 1996, the record date fixed by the Board of Directors for such purpose.

                                             By Order of the Board of Directors,




                                             THOMAS L. MASSIE
                                             Chairman of the Board and
                                             Chief Executive Officer


June 11, 1996




     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD
     AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.






                            FOCUS ENHANCEMENTS, INC.
                             800 WEST CUMMINGS PARK
                                WOBURN, MA 01801
                                 (617) 938-8088

                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                                  JUNE 11, 1996

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of FOCUS Enhancements, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, July 15, 1996, at 9:00 a.m., at the Crowne Plaza Hotel, Woburn, Massachusetts.

         Only stockholders of record as of June 10, 1996 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 8,640,885 shares of Common Stock, $.01 par value, of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

         Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by notice to the Secretary of the Company at any time before it is exercised.

         The persons named as attorneys in the proxies are directors and officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to approve the 1995 Non-Employee Director Stock Option Plan; and (ii) to ratify the selection of Wolf & Company, P.C. as auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

         The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         The Company's Annual Report to stockholders, containing financial statements for the fiscal year ended December 31, 1995, is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about the date above.

                                        2





                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock on June 10, 1996 by (i) each person known to the Company who beneficially owns 5% or more of the 8,640,885 outstanding shares of its Common Stock, (ii) each director of the Company, (iii) each executive officer identified in the Summary Compensation Tables below, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.


                                                                                    AMOUNT OF BENEFICIAL OWNERSHIP
                                                                                    ------------------------------
 NAME AND ADDRESS                                                              NUMBER
OF BENEFICIAL OWNER                                                           OF SHARES                         PERCENT(1)
- -------------------                                                           ---------                         ----------
Thomas L. Massie(2)............................................                 858,871                             9.73

Platinum Partners, L.P.(3).....................................                 570,000                             6.49
  c/o Hori Capital Management, Inc.
  One Liberty Square, 4th Floor
  Boston, Massachusetts  02109

U. Haskell Crocker II(4).......................................                 209,863                             2.40

John Cavalier(5)...............................................                  85,871                               *

Dr. Stavros Cademenos(6).......................................                  51,040                               *

William Coldrick(7)............................................                 193,476                             2.20

J. Daniel Shaver(8)............................................                   0                                   *

All officers and directors as a group (8 persons)(9)...........               1,345,121                            14.66


- ------------------------------------
*        Less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(2) Includes 43,571 shares of Common Stock held by Mr. Massie's wife and children. Also includes 187,500 shares issuable pursuant to stock options exercisable at June 10, 1996 or within 60 days thereafter but excludes 62,500 shares issuable pursuant to outstanding stock options that are not currently exercisable.

(3) Includes 140,000 shares issuable pursuant to Public Warrants that are currently exercisable.

(4) Includes 38,761 shares of Common Stock held directly by Mr. Crocker. Also includes 33,068 shares issuable pursuant to immediately exercisable warrants to purchase Common Stock and 79,433 shares issuable pursuant to stock options held directly by Mr. Crocker exercisable at June 10, 1996 or within 60 days thereafter, but excludes 58,333 shares of Common Stock issuable pursuant to outstanding stock options that are not currently exercisable. Mr. Crocker is a Managing Director of VIMAC & Co., a voting trust formed by the VIMAC Division of ML Securities Inc. ("VIMAC"), for the benefit of individual investors. As a Managing Director and a trustee of VIMAC & Co., Mr. Crocker is deemed to have voting control over 58,601 shares of Common Stock currently outstanding. Mr. Crocker

                                        3





         disclaims beneficial ownership of all the shares issued and issuable to VIMAC or the individual investors for whose benefit the shares and warrants are held by VIMAC.

(5) Includes 6,438 shares of Common Stock held in trust with Mr. Cavalier's wife. Also includes 79,433 shares issuable pursuant to stock options exercisable at June 10, 1996, or within 60 days thereafter. Excludes 58,333 shares issuable pursuant to outstanding stock options that are not currently exercisable.

(6)      Dr. Cademenos resigned as an officer of the Company in March 1996.

(7) Includes 41,450 shares of Common Stock held jointly with Mr. Coldrick's wife. Also includes 5,000 shares issuable pursuant to immediately exercisable warrants, and 147,026 shares of Common Stock issuable pursuant to outstanding stock options exercisable at June 10, 1996, or within 60 days thereafter. Excludes 133,333 shares of Common Stock issuable pursuant to outstanding stock options that are not currently exercisable.

(8) Does not include 100,000 shares of Common Stock issuable pursuant to outstanding stock options that are not currently exercisable.

(9) Includes 813,661 shares of Common Stock. Also includes 531,460 shares issuable pursuant to options and warrants to purchase Common Stock exercisable at June 10, 1996, or within 60 days thereafter.



                              ELECTION OF DIRECTORS

         In accordance with the Company's Second Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes. Two Class I Directors, Messrs. Massie and Cavalier, were elected at the Special Meeting of Stockholders on April 12, 1993 for a term ending on the date of the Annual Meeting of Stockholders being held in 1996. Each of Messrs. Massie and Cavalier are seeking re-election at the Meeting for a term of three years. The Class II director, Mr. Coldrick, was elected at the Annual Meeting of Stockholders on August 18, 1995 for a term ending on the date of the Annual Meeting of Stockholders to be held in 1998. One of the Class III directors, Mr. Crocker, was elected at the Annual Meeting of Stockholders held on June 24, 1994, and the other Class III director, Mr. Shaver, was elected by the Board of Directors at a meeting held on March 1, 1996. Each of Messrs. Crocker and Shaver will serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1997.

         The Class I Director nominees, Thomas L. Massie and John C. Cavalier, are currently serving as directors. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or both nominees are unable or unwilling to serve) FOR the election of both nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.


                                        4





         The following table sets forth for each nominee to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director.


       NOMINEE'S OR DIRECTOR'S NAME
            AND YEAR NOMINEE OR                                                            YEAR TERM          CLASS OF
      DIRECTOR FIRST BECAME DIRECTOR                     POSITION(S) HELD                 WILL EXPIRE         DIRECTOR
      ------------------------------                     ----------------                 -----------         --------
  Thomas L. Massie.........................   Chairman of the Board,                         1996                 I
    1991                                        President and Chief
                                                Executive Officer

  John C. Cavalier.........................   Director                                       1996                 I
    1992

  William B. Coldrick......................   Director                                       1998                II
    1993

  U. Haskell Crocker II....................   Director                                       1997                III
    1992

  J. Daniel Shaver.........................   Director                                       1997                III
    1996


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class I nominees to be elected at the Meeting, the current directors who will continue to serve as directors beyond the Meeting, and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.


                        NAME                                 AGE                           POSITION
                        ----                                 ---                           --------
  Thomas L. Massie...................................        34        Chairman of the Board, President
                                                                         and Chief Executive Officer

  William B. Coldrick................................        54        Vice Chairman of the Board

  Jeremiah J. Cole, Jr...............................        36        Vice President of Finance and
                                                                         Administration and Treasurer

  Carlton van Putten.................................        31        Vice President of Products

  Pierre J. Esneau...................................        36        Managing Director,
                                                                         FOCUS Enhancements b.v.

  John C. Cavalier(1)................................        56        Director

  U. Haskell Crocker II(2)...........................        33        Director

  J. Daniel Shaver...................................        54        Director


- --------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.


                                        5





DIRECTORS TO BE ELECTED AT THE MEETING

         THOMAS L. MASSIE is Chairman of the Board, President, Chief Executive Officer, and a co-founder of the Company. From 1990 to January 1992, Mr. Massie was the Senior Vice President of Articulate Systems, responsible for worldwide sales, marketing and operations. Articulate Systems is a developer and manufacturer of voice control and communications products for the PC marketplace. From February 1986 to 1990, Mr. Massie was the Chairman of the Board, Executive Vice President and founder of MASS Microsystems. MASS Microsystems is a publicly-held developer of multimedia hardware products and high-end removal storage subsystems for the Apple Macintosh marketplace.

         JOHN C. CAVALIER has served as a Director of the Company since May 1992. He has more than 29 years of business management experience. Mr. Cavalier joined Amdahl Company in early 1993 as Vice President and General Manager of Huron, Amdahl's software business. In July of 1993, he was also appointed President and CEO of Antares Alliance Group, a joint venture between Amdahl and EDS. From July 1990 to July 1992, he was President, Chief Executive Officer and a director of Bimillenium Company, a software development company. Bimillenium is a developer of scientific software for the Macintosh and UNIX marketplace. From April 1987 to January 1992, Mr. Cavalier was a Director of MASS
Microsystems. He was President, Chief Executive Officer and a director of ShareBase Company, a database systems company, from November 1987 to June 1990. He earned his undergraduate degree from the University of Notre Dame and an MBA from Michigan State University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

         WILLIAM B. COLDRICK has served as a Director of the Company since January 1993 and was Executive Vice President of the Company from July 1994 to May 1995. In March 1991, Mr. Coldrick retired as Senior Vice President, U.S. Sales, for Apple Computer, Inc., which he joined in 1982. As Senior Vice President, U.S. Sales, for Apple Computer, Mr. Coldrick was responsible for leading all sales, support, service, distribution and channel activities for Apple throughout the United States. Previously at Apple, Mr. Coldrick held the position of Vice President and General Manager for Western Operations, and was responsible for overseeing sales, marketing, service and support for Apple's largest business unit in the field organization. In a prior position as National Sales Director, U.S. Sales, Mr. Coldrick directed the expansion of the U.S. field sales force. Mr. Coldrick also held the position of Area Sales Director of the Northeast Area. Before joining Apple, Mr. Coldrick spent 14 years with Honeywell Information Systems, where he held a number of positions including Regional Marketing Director. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York.

         U. HASKELL CROCKER II has served as a Director of the Company since May 1992. Mr. Crocker is currently the Managing Director of the VIMAC Division of ML Securities, Inc., a full-service professional investment firm. From January 1991 through February 1993, Mr. Crocker was an Investment Manager for Venture Investment Management Company, which, in February 1993, was transferred to ML Securities Inc. Prior to joining Venture Investment Management Company, Mr. Crocker was founder and Chief Executive Officer of The Aftermarket Inc., a business in the automotive electronics market. Mr. Crocker attended Northeastern University.

         J. DANIEL SHAVER has served as a Director of the Company since March 1996. Mr. Shaver is currently the President, Chief Operating Officer and a Director of Minerva Systems, Inc., a privately-held supplier of digital video processing and encoding systems. From May 1993 to October 1995, Mr. Shaver was Vice President, Worldwide Sales and Marketing for Radius, Inc., a publicly-held developer and marketer of graphics products. Prior thereto, he was Vice President, Worldwide Sales and Marketing for Axel Workstations, a division of Hyundai America. From 1982 to 1990, Mr. Shaver served in various positions with Apple Computer, with his last position being Vice President, Channel Strategy and Reseller Development. Mr. Shaver has also held

                                        6





positions with IBM Corporation, Sun Microsystems, Inc. and Microage, Inc. Mr. Shaver received a Bachelor of Science degree in Economics from Dickinson College.

EXECUTIVE OFFICERS

         JEREMIAH J. COLE, JR. joined the Company as Vice President of Finance & Administration in November 1995. Mr. Cole has over fifteen years experience and has held positions in finance and operations with several publicly held corporations. Prior to joining the Company, he served in a number of financial and operational positions with Eastman Kodak Company's Billerica,
Massachusetts-based electronic prepress subsidiaries from 1986 to 1995. Mr. Cole's most recent positions have included Director of Customer Administration, Business Manager, Controller, and Manager of Accounting. In addition, Mr. Cole has held financial positions with Wang Laboratories, Midland Ross and Voltek, Inc. Mr. Cole received a Bachelor of Business Administration - Accounting from the University of Lowell in 1981 and a Masters in Business Administration from New Hampshire College in 1983. Mr. Cole also holds a Certificate in Management Accounting (CMA).

         CARLTON VAN PUTTEN joined the Company as Vice President of Products in March 1996. Prior to joining the Company, Mr. van Putten was an engineering operations manager for Apple Computer Inc.'s Systems Software Division and a product manager for Powerbook products from January 1993 to February 1996. He has also served as a systems administrator for the Information Services Division of Silicon Graphics, Inc. from February 1992 to January 1993. Mr. van Putten received a Bachelor of Science degree in Psychology and a Master in Business Administration degree from the University of California in Los Angeles.

         PIERRE J. ESNEAU joined the Company as Managing Director of FOCUS Enhancements b.v. in March 1996. From August 1991 to March 1996, Mr. Esneau was the European Director of Marketing for SyQuest Technology, Inc.'s DOS/Windows division. In addition, Mr. Esneau has held various senior management positions at the Hard Disk Drive Division of Kyocera Electronics (France) as Sales and Marketing Director responsible for Southern Europe (from 1990 to 1991), at Rodime, Inc. as South European Sales Manager (from 1988 to 1990) and at Texas Instruments (France) as a Sales Engineer for the Systems Division and Consumer Division (from 1984 to 1988). Mr. Esneau received a Degree in Business from L'Ecole de Hautes Etudes Commerciales in Lille, France.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met five times during the fiscal year ended December 31, 1995. None of the Directors attended fewer than 75% of the meetings held during the period. The Board of Directors also took action by unanimous written consent in lieu of a meeting on seven occasions during 1995. The Compensation Committee of the Board, of which Mr. Cavalier and Mr. Shaver are members, sets the compensation of the Chief Executive Officer, reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's 1992 Plan. The Compensation Committee met on three occasions during the fiscal year ended December 31, 1995 and took action by unanimous written consent in lieu of a meeting on four occasions during this period. The Audit Committee of the Board, of which Mr. Crocker and Mr. Coldrick are members, reviews all financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee did not meet during the fiscal year ended December 31, 1995. The Board of Directors does not currently have a standing nominating committee.


                                        7





                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995, (i) the Company's Chief Executive Officer and
(ii) other executive officers of the Company receiving total cash and bonus compensation in excess of $100,000 (the "Named Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts to the individuals named in the tables below during the fiscal year indicated.

                           SUMMARY COMPENSATION TABLE


                                                                                                                        Long-Term
                                                                        Annual Compensation(1)                        Compensation

                Name and                      Fiscal        Salary           Bonus             Other Annual
           Principal Position                  Year           ($)             ($)           Compensation($)(2)       Options/SAR(5)
           ------------------                 ------        ------           -----          ------------------       --------------
Thomas L. Massie.........................      1995        $129,166       $50,000               $11,538(3)             250,000(6)
  CEO and Chairman of the Board                1994        $131,243           --                $10,385(3)                   --
                                               1993        $119,999       $25,000               $ 6,923(3)                   --


William B. Coldrick......................      1995        $101,042           --                    --                 250,000(6)
  Executive Vice President and                 1994        $ 52,229           --                    --                       --
  Vice Chairman of the Board

Dr. Stavros Cademenos....................      1995        $ 78,182       $ 1,615(4)                --                   20,000
  Vice President of International              1994        $ 78,571       $21,813(4)                --                   13,000
  Development                                  1993        $ 68,943       $37,535(4)                --                   10,000


- ------------------------------------
(1) Includes salary and bonus payments earned by the Named Officers in the year indicated, for services rendered in such year, which were paid in the following year.

(2) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3) Reflects the payment to Mr. Massie in 1995, 1994 and 1993 of compensation for unused vacation time from 1994, 1993 and 1992, respectively.

(4) Represents commissions paid to Dr. Cademenos in each of the periods indicated.

(5) Long-term compensation table reflects the grant of non-qualified and incentive stock options granted to the named persons in each of the periods indicated.

(6) One-half of these options are currently exercisable, with the balance becoming exercisable in equal installments of 62,500 shares on June 30, 1996 and June 30, 1997.

         The following table sets forth information concerning options granted during the fiscal year ended December 31, 1995 to the executives named in the Summary Compensation Table above. The Company did not grant any stock appreciation rights during the fiscal year.


                                        8





                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                      Individual Grants
                                                                                      -----------------
                                                                        Percentage of
                                                    Shares              Total Options
                                                  Subject to             Granted to
                                                    Options             Employees in           Exercise          Expiration
                   Name                             Granted              FY 1995(1)             Price               Date
                   ----                           ----------            ------------           --------          ----------

Thomas L. Massie..........................        250,000                   32.7%              $1.10               6/30/02

William B. Coldrick.......................        250,000                   32.7%              $1.10               6/30/02

Dr. Stavros Cademenos.....................         20,000(2)                 2.6%              $4.6875             9/25/00

- ------------------------------------
(1) Net of cancellations, a total of 263,406 options were granted to employees in 1995 under the Company's 1992 Stock Option Plan, the purpose of which is to provide an incentive to employees who are in a position to make significant contributions to the Company. In addition, the Company granted non-qualified options to purchase an aggregate of 500,000 shares of Common Stock to Messrs. Coldrick and Massie.

(2) An option for 20,000 shares was granted on September 22, 1995. These options have a term of five years from the date of grant and become exercisable as to one-third of the shares covered thereby each year until such options are fully exercisable. The options granted in 1995 qualify as incentive stock options under Section 422 of the Internal Revenue Code.

         The following table sets forth information concerning option exercises during fiscal year 1995 and the value of unexercised options as of December 31, 1995 held by the executives named in the Summary Compensation Table above.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES


                                                                                                                   Value of
                                                                                       Number of                 Unexercised,
                                                                                      Unexercised                In-the-Money
                                                                                      Options at                  Options at
                                              Shares                               December 31, 1995           December 31, 1995
                                            Acquired on           Value              (Exercisable/               (Exercisable/
                   Name                     Exercise(#)      Realized($)(1)         Unexercisable)             Unexercisable)(2)
                   ----                     -----------      --------------         --------------             -----------------
Thomas L. Massie.......................          0                  0            125,000 (Exercisable)      $660,000 (Exercisable)
                                                                                 125,000 (Unexercisable)    $660,000 (Unexercisable)

William B. Coldrick....................       20,173            $ 91,749         147,026 (Exercisable)      $755,432 (Exercisable)
                                                                                 133,333 (Unexercisable)    $691,249 (Unexercisable)

Dr. Stavros Cademenos..................       29,610            $136,788           2,667 (Exercisable)       $13,515 (Exercisable)
                                                                                  32,000 (Unexercisable)     $94,660 (Unexercisable)

- ------------------------------------
(1) Value is based on the difference between the option exercise price and the fair-market value of the Common Stock on the date the option was exercised multiplied by the number of options exercised.

(2) Value is based on the difference between option exercise price and the fair-market value at 1995 fiscal year-end ($6.38 per share, the closing price as quoted on the Nasdaq Small-Cap Market at the close of trading on December 31, 1995) multiplied by the number of shares underlying the option.


                                        9





         On April 27, 1995, the Board of Directors authorized, and ratified on June 26, 1995, the grant to each of Messrs. Massie and Coldrick warrants (the "Series A Warrants") to purchase 250,000 shares of Series A Preferred Stock exercisable at $1.10 per share, the fair-market value on the date of the grant. In accordance with their terms, the Series A Warrants were automatically exchanged for non-qualified options to purchase 250,000 shares of Common Stock exercisable at $1.10 per share in August 1995 when the stockholders of the Company approved an increase in the authorized Common Stock of the Company to 16,000,000 shares. As originally granted, Mr. Massie's options became exercisable in one-third increments annually commencing June 15, 1995 and Mr. Coldrick's options were exercisable at the rate of 50% immediately, with 25% becoming exercisable on June 15, 1996 and June 15, 1997. On December 1, 1995, the Board authorized the acceleration of the vesting on Mr. Massie's options so that 50% of the options are exercisable immediately, with 25% becoming exercisable on June 15, 1996 and June 15, 1997.

EMPLOYMENT AGREEMENTS

         The Company and Thomas L. Massie are parties to an Employment Contract effective January 1, 1992, as amended to date, which renews automatically such that it is always effective for a period of three years, subject to certain termination provisions. This Employment Contract includes a one-year non-competition provision following termination of employment. Pursuant to this Employment Contract, Mr. Massie serves as Chairman of the Board, President and Chief Executive Officer of the Company at a base salary of $150,000 per year. This Employment Contract requires a lump-sum severance payment to Mr. Massie of three times his aggregate compensation or allowances then in effect if Mr. Massie is terminated without cause during the term of the contract. In addition, the vesting of all options held by Mr. Massie shall be accelerated so as to be immediately exercisable. The Employment Contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Company's policies.

COMPENSATION OF DIRECTORS

         All members of the Board of Directors who are not employees of the Company receive $8,000 per year for their services as Directors. Directors who are employees of the Company do not receive any cash compensation for the services as directors. On October 15, 1993, the Board of Directors of the Company adopted the 1993 Directors Plan, subject to approval by the Company's stockholders. The 1993 Directors Plan authorized the grant on October 15, 1993 of a stock option for 25,000 shares of Common Stock to each member of the Company's Board of Directors who at the time was neither an employee nor officer of the Company, subject to approval by the Company's stockholders. An option was granted to each of Messrs. Cox, Coldrick, Cavalier and Crocker, the members of the Board of Directors entitled to participate in the 1993 Directors Plan. These options have an exercise price of $2.625 per share, the fair-market value on the date of grant.

         On August 18, 1995, the Board of Directors adopted the 1995 Directors Plan, subject to approval by the Company's stockholders. The 1995 Directors Plan authorized the grant on August 18, 1995 of a stock option for 100,000 shares of Common Stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company subject to approval by the Company's stockholders. An option was granted to each of Messrs. Cox, Cavalier and Crocker, the members of the Board of Directors entitled to participate in the 1995 Directors Plan. Such options have an exercise price of $3.81, the fair-market value on the date of grant.


                                       10





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 16, 1993, a wholly-owned subsidiary of the Company was merged with and into Lapis Technologies, Inc. ("Lapis"). The Company issued 500,013 shares of the Company's Common Stock to the Lapis stockholders in exchange for all of the outstanding common stock of Lapis. James C. Harris, who was the President, Chief Executive Officer and Chairman of the Board of Lapis, and Phillip Scott Anderson, who was a Vice President and Director of Lapis, each received Common Stock of the Company on the same terms as the other Lapis stockholders. As a result of the merger, Mr. Harris became a Director and Chief Operating Officer of the Company, positions he held until March 31, 1995, when he resigned these positions. Also as a result of the merger, Mr. Anderson now serves as Vice President of Product Development of the Company.

         Prior to the merger of Lapis into the Company, Mr. Harris and his wife, Shirley Bollinger, made loans to Lapis in July and October 1993 totalling in the aggregate $107,500. The loans were evidenced by demand notes bearing interest at the rate of 6% per annum. In March 1994, these loans were repaid by the Company.

         In November 1994, the Company made a claim against the former stockholders of Lapis arising out of its merger with Lapis. The Company claimed $8,000,000 for damages due to alleged misrepresentations about, and omissions regarding, material changes in Lapis's financial condition before the merger. Certain former Lapis stockholders thereafter filed a counterclaim against the Company for damages due to alleged misrepresentations about the Company's financial condition before the merger. One principal former Lapis stockholder alleged such damages to be at least $3,900,000.

         During the period ended September 30, 1995, the Company and the former Lapis stockholders settled substantially all claims arising from the Company's merger with Lapis. Pursuant to the settlement agreement, the Company issued 123,879 shares of Common Stock to the former Lapis stockholders, and the merger agreement was amended to eliminate the stock value guarantee to the Lapis stockholders. With the exception of two Lapis stockholders, all of the Lapis stockholders have accepted the terms of the settlement agreement.
Negotiations are ongoing to settle the remaining claims.

         In November 1994, the Company filed a claim against Lakeview Telesystems, Inc. ("Lakeview") for collection of approximately $147,000 in past-due accounts receivable. Lakeview is a Macintosh system integrator which purchases peripheral enhancement products from both the Company and Lapis. Mr. Harris owns 50% of Lakeview and is Chairman of its Board of Directors. In connection with Mr. Harris's separation from the Company, as described below, the Company and Lakeview entered into a settlement agreement pursuant to which Lakeview paid the Company $147,000 in 1995. Mr. Harris pledged 24,490 shares of the Company's Common Stock to secure Lakeview's payment.

         In March 1995, the Company entered into a separation agreement with Mr. Harris, pursuant to which he resigned as an officer and a director of the Company and left the Company to pursue other interests. Under the agreement, Mr. Harris is receiving payments totaling $66,000 over a 10-month period ending
February 15, 1996. Mr. Harris agreed to forfeit options to purchase 33,193 shares of the Company's Common Stock, and agreed not to compete with the Company until July 31, 1996. Mr. Harris and the Company also agreed to release all claims each may have against the other arising out of his employment and the Company's prior acquisition of Lapis. Consequently, the Company issued to Mr. Harris 2,811 shares of Common Stock as settlement of claims relating to the Lapis acquisition.

         In June 1994, VIMAC, at the time a principal stockholder of the Company, and Marshall Cox and William Coldrick, currently directors of the Company, loaned the Company $100,000, $50,000 and $25,000, respectively, in connection with a $425,000 debt financing. VIMAC, Mr. Cox and Mr. Coldrick received subordinated promissory notes bearing interest at the rate of 10% per annum and warrants to purchase 20,000, 10,000 and 5,000 shares of Common Stock, respectively, exercisable at a price of $1.80 per share. In August

                                       11





1995, Mr. Cox converted his loan into 47,619 shares of Common Stock and Mr. Coldrick's loan was repaid. In December 1995, VIMAC converted its loan into 22,831 shares of Common Stock.

         The Company believes the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons, the Company believe that during the year ended December 31, 1995, all filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners were met, except that Stavros Cademenos (a former officer of the Company) filed a late Statement of Changes of Beneficial Ownership of Securities (Form 4) with respect to the purchase of 1,800 shares of Common Stock in August 1995.


      PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         On August 18, 1995, the Board of Directors of the Company adopted the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"), subject to approval by the Company's stockholders. As of August 18, 1995, three members of the Board of Directors were entitled to participate in the 1995 Director Plan. On August 18, 1995, Messrs. Cavalier, Cox and Crocker were each automatically granted an option to purchase 100,000 shares of Common Stock with fair-market value exercise prices as of such date.

         Approval of the 1995 Director Plan will require the affirmative vote of a majority of the shares of the Common Stock of the Company present or represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the 1995 Director Plan.

DESCRIPTION OF THE 1995 DIRECTOR PLAN

         Purpose. The purpose of the 1995 Director Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors.

         Administration. The 1995 Director Plan is administered by the Board of Directors of the Company. The Board of Directors, subject to the provisions of the 1995 Director Plan, has the power to construe the 1995 Director Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the 1995 Director Plan as it may deem desirable.

         Shares Subject to the 1995 Director Plan. The 1995 Director Plan authorizes the grant of options for up to 400,000 shares of Common Stock, 100,000 of which remain available for grant as of the date hereof. Outstanding options under the 1995 Director Plan are subject to adjustment for capital changes. If any options granted under the 1995 Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the 1995 Director Plan. As of June 10, 1996, the aggregate market value of shares of Common Stock issuable pursuant to outstanding options under the

                                       12





1995 Director Plan was $397,537 based upon the average of the bid and ask prices as quoted on the Nasdaq Small-Cap Market at the close of trading on that date.

         Eligibility; Automatic Grant of Options under the 1995 Director Plan. Each person who was a member of the Company's Board of Directors on August 18, 1995, and who was not an employee or an officer of the Company, was automatically granted on such date an option to purchase 100,000 shares of the Company's Common Stock. Each person who is neither an employee nor an officer of the Company who is first elected a member of the Board of Directors after August 18, 1995 will automatically be granted, on the date of such election, an option to purchase 100,000 shares of the Company's Common Stock. Anything in the 1995 Director Plan to the contrary notwithstanding, the effectiveness of the 1995 Director Plan and of the grant of all options thereunder is in all respects subject to the approval of the 1995 Director Plan by the affirmative vote of holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the 1995 Director Plan is presented for approval.

         Option Price. The exercise price per share of options granted under the 1995 Director Plan is 100% of the fair-market value of the Company's Common Stock on the business day immediately prior to the date the option is granted. The Option Price is subject to adjustment as described in "Changes in Capitalization and Other Matters."

         Option Duration. The 1995 Director Plan requires that options granted thereunder will expire on the date which is ten years from the date of grant.

         Vesting of Shares. Each option granted under the 1995 Director Plan first becomes exercisable with respect to one-third of the shares subject to such option on each anniversary date of the grant, until the option is exercisable with respect to all of the shares subject thereto. The vesting of options on each annual vesting date is conditioned on the optionee having continuously served as a member of the Board of Directors through that date.

         Exercise of Options and Payment for Stock. Subject to the terms and conditions of the 1995 Director Plan, an option granted under the 1995 Director Plan shall be exercisable in whole or in party by giving written notice to the Company at its principal executive offices. The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares.

         Termination of Option Rights. In the event an optionee ceases to be a member of the Board of Director of the Company for any reason other than death or permanent disability, any then-unexercised options granted to such optionee shall, to the extent not then vested, immediately terminate and become void, and any options which are then vested but have not been exercised may be exercised by the optionee until the scheduled termination date of the option.

         In the event that an optionee ceases to be a member of the Board of Directors of the Company by reason of his or her permanent disability or death, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee) until the scheduled expiration date of the option.

         Non-Assignability of Options. Any option granted pursuant to the 1995 Director Plan is not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and is exercisable during the optionee's lifetime only by him or her.

         Changes in Capitalization and Other Matters. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of options under the 1995 Director Plan shall also be appropriately adjusted to reflect the events described above.

                                       13






         Termination and Amendment of the 1995 Director Plan. The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1995 Director Plan at any time (although such action shall not affect options previously granted).

         Federal Tax Considerations. The following discussion summarizes certain federal income tax considerations for Directors receiving options under the 1995 Director Plan and certain tax effects on the Company. However, the summary does not address every situation that may result in taxation. For example, it does not address every situation that may result in taxation. For example, it does not address the tax implications arising from a Director's death. Furthermore, that are likely to be federal self-employment tax and state income tax consequences which are not discussed herein. This summary is not intended as a substitute for careful tax planning and each Director is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state and local) of exercising his or her rights under the 1995 Director Plan. The 1995 Director Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of Section 401(a) of the Code are not applicable to the 1995 Director Plan.

         1. Options granted under the 1995 Director Plan do not qualify as "Incentive Stock Options" under Section 422 of the Code.

         2. A Director will not recognize any taxable income upon the grant of an option under the 1995 Director Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess,if any, of the fair-market value of the shares on the date of exercise over the exercise price.

         3. When a Director sells the Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the Director as compensation income as a result of his or her exercise of the option). If the Director's holding period for the stock exceeds one year, the gain or loss will be long-term capital gain or loss.

         4. No tax deduction will be allowed to the Company upon the grant of an option under the 1995 Director Plan. When a director recognizes compensation income as a result of the exercise of an option under the 1995 Director Plan, the Company generally will be entitled to a corresponding deduction for income tax purposes.

         Approval of the 1995 Director Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the 1995 Director Plan.

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1996. Wolf & Company, P.C. has acted as the Company's independent auditors since June, 1996. It is expected that a member of Wolf & Company, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR ratification of its selection of Wolf & Company, P.C. as independent auditors for the fiscal year ending December 31, 1996.


                                       14




                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than December 31, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

         The cost of solicitation by proxies will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may be made of some stockholders in person or by mail or telephone.








                                       15




                       SOLICITED BY THE BOARD OF DIRECTORS
                            FOCUS ENHANCEMENTS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 15, 1996

P The undersigned stockholder of FOCUS Enhancements, Inc. (the "Company") hereby appoints Thomas L. Massie and William B. Coldrick, and each of them
R acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the
O undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of
X Stockholders of the Company to be held on July 15, 1996, and at any adjournment or postponement of such meeting for the purposes identified on
Y the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2 and 3.


                                                                     -----------
                                                                     SEE REVERSE
 (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)                    SIDE
                                                                     -----------





   |X|      Please mark
            votes as in
            this example.



                                                          FOR      WITHHOLD

1.       Election of two Class I Directors:               |_|         |_|
         Nominees:    Thomas L. Massie               WITHHOLD FOR NOMINEE BELOW:
                      John C. Cavalier

                                                     FOR     AGAINST     ABSTAIN

2.       Approve the adoption of the 1995 Non-       |_|       |_|         |_|
         Employee Director Stock Option Plan.


3.       Ratify the appointment of Wolf &            |_|       |_|         |_|
         Company, P.C. as independent auditors.


MARK HERE FOR                            MARK
ADDRESS CHANGE            |_|          HERE FOR            |_|
AND NOTE BELOW                         COMMENTS

Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

PLEASE MARK,  SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING  THE  ENCLOSED ENVELOPE.

Signature:_________________________________         Date:______________________

Signature:_________________________________         Date:______________________